Exhibit 10.1

AMENDED AND RESTATED LOAN AGREEMENT

Wachovia Bank, National Association

301 South Tryon Street

Charlotte, North Carolina  28202

(Hereinafter referred to as "Bank")

Think Partnership Inc., a Nevada corporation

15550 Lightwave Drive, 3rd Floor

Clearwater, Florida  37760

(Hereinafter referred to as "Borrower")

This Loan Agreement (as amended, restated, supplemented or modified from time to time, the “Agreement”) is entered into as of February 27, 2008 (the “Closing Date”) between Bank and Borrower.  This Agreement is an amendment and restatement of that certain Loan Agreement dated as of January 19, 2006 between Bank and Borrower (as amended, restated, supplemented or modified prior to the date hereof, the “Existing Loan Agreement”).

This Agreement applies to the loan or loans (individually and collectively, the "Loan") evidenced by the Amended and Restated Revolving Credit Promissory Note, as of the date hereof (as amended, restated, supplemented or modified from time to time, the “Revolving Credit Note”) and the Amended and Restated Term Promissory Note, as of the date hereof (as amended, restated, supplemented or modified from time to time, the “Term Note”; collectively with the Revolving Credit Note, the "Note"), the standby letters of credit issued hereunder (each, a "Letter of Credit" and collectively, the "Letters of Credit") and all Loan Documents.  The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note.  All capitalized terms used and not defined herein shall have the meanings assigned thereto in the other Loan Documents.  All terms that are used but not otherwise defined in any of the Loan Documents shall have the definitions provided in the Uniform Commercial Code.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

LETTERS OF CREDIT.  Upon the request of Borrower, Bank shall issue standby Letters of Credit; provided, that Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, the aggregate principal balance outstanding under the Revolving Credit Note, plus the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit, plus the aggregate amount of unreimbursed drawings under all Letters of Credit at any one time exceeds the Maximum Availability under the Revolving Credit Note, and further provided, no standby Letter of Credit shall have an expiration date beyond February 27, 2011 (the “Maturity Date”).  Bank's obligation to issue Letters of Credit shall terminate if Borrower is in default (however denominated) under the Note or the other Loan Documents, or in any case, if not sooner terminated, on the Maturity Date.  All existing Letters of Credit under the Existing Loan Agreement shall be deemed to have been issued pursuant hereto, and from and after the date hereof shall be subject to and governed by the terms and conditions hereof.

LETTER OF CREDIT FEES.  Borrower shall pay to Bank, at such times as Bank shall require, Bank's standard fees in connection with Letters of Credit, as in effect from time to time,  including an additional fee equal to the Interest Rate (as defined in the Revolving Credit Note) per annum on the face amount of each standby Letter of Credit, payable annually, in advance, for so long as such Letter of Credit is outstanding.

REPRESENTATIONS.  Borrower represents on the date hereof and on the date of any Advance (as defined in the Note) that:  Accurate Information.  All information furnished to Bank was, at the time furnished, complete and correct in all material respects.  Any such information relating to Borrower's and its Subsidiaries’ financial condition accurately reflects Borrower's and its subsidiaries’ financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents.  Authorization; Non-Contravention.  The execution, delivery and performance by Borrower and Guarantors of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized as may be required and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and Guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or Guarantors, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or Guarantors, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's assets or Guarantor’s assets, or (iii) give cause for the acceleration of any obligations of Borrower or any of it subsidiaries to any other creditor.  Asset Ownership.  Borrower and Guarantors have good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied to Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except: (a) liens for taxes, assessments and other governmental charges or levies (excluding any lien imposed pursuant to any of the provisions of ERISA) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP, (b) liens existing on any property or asset prior to the acquisition thereof by Borrower or any Guarantor (as defined in the guaranty agreement of even date herewith by and among the domestic subsidiaries of Borrower and Bank, the " Guaranty Agreement " ) or existing on any property or asset of any entity that becomes a Guarantor after the date of consummation of such acquisition prior to the time such entity becomes a Guarantor, (c) liens in favor of Bank and (d) as otherwise disclosed to Bank by Borrower in writing and approved by Bank (collectively, "Permitted Liens").  Discharge of Liens and Taxes.  Borrower and Guarantors have duly filed, paid and/or discharged all taxes or other claims that may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained.  Sufficiency of Capital.  On and as of the Closing Date and after giving effect to all indebtedness being incurred or assumed and liens created by the Loan Agreement in connection therewith and on and as of the date of each Advance and after giving effect thereto (a) the sum of the assets, at a fair valuation on a going concern basis, of Borrower and its subsidiaries taken as a whole will exceed its debts; (b) Borrower and its subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe it will incur, debts beyond its ability to pay as these debts mature; and (c) Borrower and its subsidiaries taken as a whole will have sufficient capital with which to conduct its business.  Compliance with Laws.  Borrower represents that Borrower and any subsidiary and affiliate of Borrower and any Guarantor are in compliance in all respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. § 3617, et seq.) or narcotics (including 21 U.S.C. § 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable.  None of Borrower, or any subsidiary or affiliate of Borrower or any Guarantor is a Sanctioned Person or has any of its assets in a Sanctioned Country or does business in or with, or derives any of its operating income from investments in or transactions with, Sanctioned Persons or Sanctioned Countries in violation of economic sanctions administered by OFAC.  The proceeds from the Loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs/index.shtml, or as otherwise published from time to time. “Sanctioned Person” means (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.shtml, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.  Organization and Authority.  Each corporation, partnership or limited liability company of Borrower and it subsidiaries, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted.  Each corporation, partnership or limited liability company of Borrower and its subsidiaries, as applicable, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, except to the extent that failure to qualify or be licensed, as the case may be, in the aggregate, would have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower and Guarantors.  No Litigation.  Except as set forth on Schedule 1 hereto, there are no pending or threatened suits, claims or demands against Borrower and

Guarantors that have not been disclosed to Bank by Borrower in writing, and approved by Bank.  Financial Condition of Borrower.  The financial statements which Borrower has submitted to Bank to induce it to make the Loan are correct and complete, and fairly present the financial condition of the Borrower and its subsidiaries on the dates thereof and the results of its operations for the periods then ended.  No Default.  Borrower and Guarantors are not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which each is a party, except for defaults that would not normally be expected to have a material adverse effect on Borrower’s financial condition or results of operations.  To Borrower's knowledge, no default has occurred under any Permitted Liens.   ERISA.  Each employee pension benefit plan, as defined in ERISA, maintained by Borrower meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1986, as amended.  No "Prohibited Transaction" or "Reportable Event" (as both terms are defined by ERISA) has occurred with respect to any such plan.

AFFIRMATIVE COVENANTS.  Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will, and will cause each Guarantor to:  Access to Books and Records.  Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower and the Guarantors as Bank shall reasonably require, and allow Bank to inspect, audit and examine the same and to make extracts therefrom and to make copies.  Such access and inspection after the occurrence and during the continuance of a Default (as defined in the Note) at Borrower’s own reasonable cost and expense.   Business Continuity.  Conduct its business in substantially the same manner as such business is now and has previously been conducted, subject to the provisions set forth in the Negative Covenants subparagraph entitled "Permitted Acquisitions".  Certificate of Full Compliance.  Deliver to Bank, with the financial statements required herein, a certification by Borrower's Chief Financial Officer that Borrower and Guarantors are in full compliance with the Loan Documents.  Compliance with Other Agreements.  Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in the 11 U.S.C. § 101, as in effect from time to time.  Estoppel Certificate.  Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and identifying each outstanding Letter of Credit, if any, and whether offsets or defenses exist against the Obligations.  Insurance.  Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance.  Maintain Properties.  Maintain, preserve and keep its property in good repair, working order and condition, making all replacements, additions and improvements thereto necessary for the proper conduct of its business, unless prohibited by the Loan Documents.  Notice of Default and Other Notices.  (a) Notice of Default.  Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the actions which Borrower and the Guarantors are taking or propose to take with respect thereto.  (b) Other Notices.  Promptly notify Bank in writing of (i) any material adverse change in Borrower’s or any of the Guarantors’ financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower or any of the Guarantors; (iii) any material adverse claim against or affecting Borrower or any of the Guarantors or any part of their respective properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower or any of the Guarantors; (v) at least 30 days prior thereto, any change in Borrower's or any of the Guarantors’ names or address as shown above; and (vi) any change in Borrower's or any of the Guarantors’ structure.  Other Financial Information.  Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower and the Guarantors which Bank may reasonably request.  Payment of Debts.  Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower or the Guarantors in good faith dispute.  Reports and Proxies.  Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority.  Additional Subsidiaries.  Within forty-five (45) days after the creation or acquisition of (i) any domestic subsidiary (any such subsidiary, a “New Domestic Subsidiary”) of Borrower or Guarantor (including in connection with any Permitted Acquisition), cause to be executed and delivered to Bank (A) a duly executed joinder agreement in form and substance reasonably satisfactory to Bank joining such New

Domestic Subsidiary to the Guaranty Agreement and the Security Agreement (together with updated schedules thereto), (B) favorable legal opinions covering such matters consistent with opinions for this Agreement and addressed to Bank in form and substance reasonably satisfactory to Bank with respect to such joinder agreement, (C) original stock or other certificates and stock or other transfer powers evidencing the ownership interests of Borrower or such Guarantor, as applicable, in such Domestic Subsidiary, and (D) any other documents and certificates as may be reasonably requested by Bank and (ii) any first-tier foreign subsidiary (any such subsidiary, a “New Foreign Subsidiary”) of Borrower or Guarantor (including in connection with any Permitted Acquisition), cause the Borrower or the applicable Guarantor to deliver to Bank (A) any Loan Documents pledging sixty-five percent (65%) of the total outstanding capital stock (or other ownership interest) of such New Foreign Subsidiary and a consent thereto executed by such New Foreign Subsidiary (including, without limitation, if applicable, original stock certificates (or the equivalent thereof pursuant to the applicable laws and practices of any relevant foreign jurisdiction) evidencing the capital stock (or other ownership interest) of such New Foreign Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof) and (B) any other documents and certificates as may be reasonably requested by Bank.

Ownership of Guarantors.  Borrower shall own and shall maintain ownership of 100% of the capital stock, voting interests and ownership interests in each of the Guarantors.  Swap Agreements.  Execute swap agreements with Bank (or another counterparty reasonably satisfactory to Bank) with respect to the floating interest rate exposure under the Term Note with a duration of at least to the Maturity Date and an aggregate notional principal amount no less than $5,000,000 (such that Borrower shall receive amounts necessary to pay the interest expense due under the Loan (exclusive of default interest or other adjustments set forth in the Loan Documents)), all in form and substance reasonably satisfactory to the Bank.

NEGATIVE COVENANTS.  Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not, and will not permit any Guarantor to:   Change in Fiscal Year.  Change its fiscal year.  Change of Control.  Make or suffer a change in the Borrower’s or any Guarantor’s board of directors, such that the members of the Borrower’s or the applicable Guarantor’s board of directors as of the date of this Agreement fail to constitute a majority of the members of the board; provided that any individual becoming a member of the applicable board of directors who is nominated by the applicable board of directors shall be treated as if he or she were a member of the board as of the date of this Agreement. Encumbrances.  Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (i) security interests required by the Loan Documents; (ii) liens for taxes contested in good faith; (iii) liens accruing by law for employee benefits; (iv) Permitted Liens or (v) acquired indebtedness to the extent permitted in the Financial Covenants subparagraph entitled "Limitation on Debt".  Guarantees.  Guarantee or otherwise become responsible for obligations of any other person or entity.  Permitted Acquisitions.  Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture except for investments by Borrower or any Guarantor in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other person if each such acquisition meets all of the following requirements (such acquisitions being, “Permitted Acquisitions”): (a) the person to be acquired shall be in an electronic commerce line of business; (b) evidence of approval of the acquisition by the acquiree’s board of directors or equivalent governing body or a copy of the opinion of counsel delivered by legal counsel to the acquiree in connection with the acquisition which evidences such approval shall be delivered to Bank at the time the documents referred to in the Affirmative Covenants subparagraph entitled "Additional Subsidiaries" are required to be delivered; (c) a description of the acquisition shall have been delivered to Bank prior to the consummation of the acquisition; (d) Borrower or such Guarantor, as applicable, shall be the surviving person and no change of control under this Agreement shall have been effected thereby; (e) Borrower shall have demonstrated to Bank pro forma compliance (as of the date of the proposed acquisition and after giving effect thereto and any Advances made or to be made in connection therewith) with each covenant contained in this Agreement; provided that each of the financial covenants set forth below shall be recomputed as of the last day of the most recently ended fiscal quarter of Borrower as if such acquisition had occurred on the first day of such Calculation Period (as defined below); (f) Borrower shall have delivered to Bank such documents set forth in the Affirmative Covenants subparagraph entitled "Additional Subsidiaries" within the period of time set forth therein; (g) Borrower shall have delivered to Bank an updated Schedule 1 to the Security Agreement prior to the consummation of the acquisition; (h) the person to be acquired shall: (A) demonstrate positive EBITDA for the most recent twelve (12) month period then ended, both prior to the acquisition and after giving effect thereto, by providing Bank copies of the most recent financial statements and projections, all in form and substance reasonably satisfactory to Bank or (B) be approved by Bank prior to the consummation of such acquisition; and (i) Borrower shall provide such other documents and other information as may be reasonably requested by Bank in connection with the proposed acquisition.  Other Investments.  Purchase any stock, securities, or evidence of indebtedness of any other person or entity except: (a) investments in direct obligations of the United States Government and certificates of deposit of United States commercial banks having a tier 1 capital ratio of not less than 6%, and, then in an amount not exceeding 10% of the issuing bank's unimpaired capital and surplus; (b) investments by Borrower or any Guarantor in: (A) its domestic subsidiaries in existence on the date hereof or (B) any of its domestic subsidiaries that are formed or acquired after the date hereof, so long as Borrower complies with the Affirmative Covenants subparagraph entitled "Additional Subsidiaries"; (c) Permitted Acquisitions; (d) accounts receivable of Borrower or its subsidiaries arising in the ordinary course of business in connection with the compromise or collection thereof; (e) swap agreements permitted under the Affirmative Covenants subparagraph entitled “Swap Agreements”; (f) investments by Borrower or any Guarantor in (i) its foreign subsidiaries in existence on the date hereof or (ii) any of its foreign subsidiaries that are formed or acquired after the date hereof, so long as (x) Borrower complies with the Affirmative Convenants subparagraph entitled “Additional Subsdiaries” and (y) Bank is notified and consents prior to any investment in any such additional foreign subsdiaries.  Default on Other Contracts or Obligations.  Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed.  Judgment Entered.  Other than as permitted under the definition of “Permitted Liens,” permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower and its subsidiaries.  Prepayment of Other Debt.  Retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so; provided that Borrower and any Guarantor may make earn-out and deferred payments in connection with Permitted Acquisitions.

ANNUAL FINANCIAL STATEMENTS.  Borrower shall deliver to Bank, as soon as available, but in any event within the period within which the Borrower is required to deliver its annual report on Form 10-K under the Securities Exchange Act of 1934 and the regulations promulgated by the U.S. Securities and Exchange Commission thereunder for each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitation, its audited consolidated and unaudited consolidating balance sheets and related statements of operations, stockholders’ equity and cash flows as of the end of and for the fiscal year then ended and prepared in accordance with GAAP, all such consolidated financial statements being certified by Borrower’s independent registered public accountants (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) and certified by Borrower’s Chief Financial Officer as presenting fairly in all material respects the financial condition and results of operations of Borrower in accordance with generally accepted accounting principles consistently applied.

PERIODIC FINANCIAL STATEMENTS.  As soon as available, but in any event within the period within which the Borrower is required to deliver its quarterly report on Form 10-Q under the Securities Exchange Act of 1934 and the regulations promulgated by the U.S. Securities and Exchange Commission thereunder for each of the first three fiscal quarters of Borrower, its consolidated and consolidating balance sheets of Borrower and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding date or period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by its Chief Financial Officer as presenting fairly in all material respects the financial condition and results of operations of Borrower in accordance with generally accepted accounting principles consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

COMPLIANCE CERTIFICATE.  Borrower agrees to deliver a Compliance Certificate (each a “Compliance Certificate”) to the Bank: (a) as soon as available but in any event within 45 days after the end of each fiscal quarter, (i) demonstrating pro forma compliance (including calculations) by the Borrower and the Guarantors with each covenant contained in the Financial Covenants paragraph, (ii) demonstrating compliance with and the calculations for the determination of the Maximum Availability in accordance with the Availability paragraph in the Revolving Credit Note and (iii) showing the calculations for the determination of the Applicable Margin in accordance with the Applicable Margin paragraph in the Revolving Credit Note and (b) at such other times as Bank shall reasonably request, in each case, in form and substance reasonably satisfactory to Bank.

FINANCIAL COVENANTS.  Borrower agrees to the following provisions from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, using the financial information for Borrower (for purposes of this paragraph, the term “Borrower” shall be deemed to mean “the Borrower and its subsidiaries (that are Guarantors) on a consolidated basis”): Total Debt to EBITDA Ratio.   Borrower shall, at all times, maintain a Total Debt to EBITDA Ratio of not more than 2.00 to 1.00.  This covenant shall be calculated quarterly, on a rolling four quarters basis (the "Calculation Period"), and with respect to any subsidiary that was not a subsidiary of Borrower during the entirety of the Calculation Period and becomes a Guarantor (each, a "Partial Term Subsidiary"), shall include EBITDA generated by the Partial Term Subsidiary, including its predecessor entity (if any), during the entirety of the Calculation Period; provided that (i) Bank shall have received: (a) audited financial statements for such Partial Term Subsidiary for each fiscal quarter during the applicable Calculation Period, (b) audited financial statements as of the end of a prior fiscal year that include such Partial Term Subsidiary’s operations for the applicable Calculation Period or (c) unaudited financial statements reflecting such Partial Term Subsidiary’s operations for the applicable Calculation Period that: (i) are certified as true and accurate by the Borrower and (ii) have been reviewed and approved by Bank in its reasonable discretion.  "Total Debt to EBITDA Ratio" shall mean the sum of all Total Debt divided by EBITDA.  “EBITDA” shall mean the sum of earnings before interest, taxes, depreciation and amortization (including amortization of goodwill and other intangibles) minus any stock repurchases allowed during such Calculation Period under the Financial Covenants subparagraph entitled “Stock Repurchases”.  "Total Debt" shall mean, as applied to any person or entity, the sum of all indebtedness for borrowed money, (including, without limitation, capital lease obligations, subordinated debt (including debt subordinated to the Bank), and unreimbursed drawings under letters of credit), or any other monetary obligation evidenced by a note, bond, debenture or other agreement or similar instrument of that person or entity.  Deposit Relationship.  Borrower and its domestic subsidiaries shall maintain their primary depository account and cash management account with Bank.  Capital Expenditures.  Borrower and Guarantors shall not, during any fiscal year, expend on gross fixed assets (excluding the pro forma impact of Permitted Acquisitions consummated during such fiscal year, but including gross leases to be capitalized under generally accepted accounting principles and leasehold improvements) an amount exceeding $2,000,000.00 in the aggregate.  Fixed Charge Coverage Ratio.  Borrower shall, at all times, maintain a Fixed Charge Coverage Ratio of not less than 2.50 to 1.00.  This covenant shall be calculated quarterly for the preceding Calculation Period, and with respect to any Partial Term Subsidiary, shall include EBITDA generated by such Partial Term Subsidiary, including its predecessor entity (if any), during the entirety of the Calculation Period; provided that (i) Bank shall have received: (a) audited financial statements for such Partial Term Subsidiary for each fiscal quarter during the applicable Calculation Period, (b) audited financial statements as of the end of a prior fiscal year that include such Partial Term Subsidiary’s operations for the applicable Calculation Period or (c) unaudited financial statements reflecting such Partial Term Subsidiary’s operations for the applicable Calculation Period that: (i) are certified as true and accurate by the Borrower and (ii) have been reviewed and approved by Bank in its reasonable discretion. "Fixed Charge Coverage Ratio" shall mean the sum of net income from operations, depreciation and amortization minus all dividends, distributions, withdrawals, stock repurchases and non-cash income divided by the sum of all current maturities of long-term debt, capital lease obligations and un-financed capital expenditures, in each case, as calculated in accordance with GAAP.  Limitation on Debt.  Borrower and Guarantors shall not, directly or indirectly, create, incur, assume or become liable for any additional indebtedness, whether contingent or direct (other than warrants and employee stock options or employee buy-back programs of the Borrower and Guarantors existing as of the date hereof and disclosed in Borrower’s Form 10-Q filed for the period ended September 30, 2007): (A) if, giving effect to such additional debt on a pro forma basis causes the aggregate amount of Borrower's debt, excluding obligations to Bank, to exceed $5,000,000.00 or (B) unless approved by Bank prior to the creation, incurrence, assumption or becoming liable for any additional indebtedness.  Additional debt shall be on substantially the same or more favorable terms as the Loan Documents and be unsecured debt unless Bank shall otherwise consent in writing.  Dividends and Distributions.  Borrower shall not, during any fiscal year, declare or pay dividends or make other similar distributions to its shareholders in an amount in excess of 50.00% of its net income.  Said amount may be paid only after providing for the prior satisfaction of all accrued taxes and debt service.  In no event shall Borrower declare or pay a dividend or make any other similar distribution if there shall exist a Default or a condition which, upon the giving of notice or lapse of time or both, would become a Default under the Loan Documents.  Stock Repurchases.   Borrower shall not purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of capital stock of the Borrower (“Equity Repurchases”) in an amount in excess of 75% of Free Cash Flow for such trailing four quarter basis and, in any event, in an amount not to exceed $5,000,000 in the aggregate from the Closing Date to the Maturity Date.  “Free Cash Flow” shall mean the sum of net income, depreciation and amortization minus un-financed capital expenditures, all as calculated in accordance with GAAP.  In no event shall Borrower be permitted to make any Equity Repurchase hereunder if (i) there shall exist a Default or a condition which, upon the giving of notice or lapse of time or both, would become a Default under the Loan Documents and (ii) Borrower shall not be in  pro forma compliance (as of the date of the proposed Equity Repurchase and after giving effect thereto and any Advances made or to be made in connection therewith) with each covenant contained in this Agreement; provided that each of the financial covenants set forth herein shall be recomputed as of the last day of the most recently ended fiscal quarter of Borrower as if such Equity Repurchase had occurred on the first day of such Calculation Period.  Calculation of EBITDA.  For the purposes of determining EBITDA for any Calculation Period during which a Permitted Acquisition is consummated, EBITDA shall be adjusted in a manner reasonably satisfactory to Bank to give effect to the consummation of such Permitted Acquisition on a pro forma basis in accordance with GAAP, as if such Permitted Acquisition occurred on the first day of such Calculation Period.

CONDITIONS TO CLOSING.  The obligations of Bank to close this Agreement, make the loan and any advances and to issue any Letters of Credit pursuant to this Agreement on the date hereof are subject to the following conditions precedent:  Letter of Credit Documents.  Receipt by Bank of all documents required by Bank in connection with Letters of Credit, including without limitation, applications therefor, all in form satisfactory to Bank.  Operating Documents.  Receipt by Bank of copies of Borrower's and each Guarantor’s by-laws, partnership agreement, or operating agreement, certified as to completeness and accuracy by an appropriate officer, manager or partner of Borrower.  Charter Documents.  Receipt by Bank of copies of Borrower's and each Guarantor’s Articles of Incorporation or Organization, as appropriate for the legal entity, and all other charter documents of Borrower, all certified as to completeness and accuracy by an appropriate officer, manager or partner of Borrower.  Certificate of Good Standing.  Receipt by Bank of a certificate of the Secretary of State of the state of Borrower’s and each Guarantor’s incorporation or organization, as applicable, as to the good standing of Borrower and each Guarantor.  Certificate of Incumbency.  Receipt by Bank from Borrower and Guarantors of a certificate of an appropriate officer of Borrower and Guarantors as to the incumbency an signatures of the officers of Borrower and Guarantors executing the Loan Documents.  Borrowing Authorization.  Receipt by Bank of a borrowing resolution from Borrower and Guarantors authorizing Borrower and Guarantors to enter into the transactions contemplated herein.  Deposit Account.  Establishment by Borrower of a demand deposit account at Bank into which advance of the loan may be credited and from which monthly payments shall be automatically deducted in connection with the Loan.  Additional Documents.  Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request.  Opinion of Counsel.  Receipt by Bank of a written opinion of the counsel of Borrower and Guarantors acceptable to Bank that includes confirmation of the following:  (a) The accuracy of the representations set forth in this Agreement in the Representations subparagraphs entitled "Authorization; Non-Contravention"; "Compliance with Laws", and "Organization and Authority".  (b) The Agreement and other Loan Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms.  (c) No registration with, consent of, approval of, or other action by, any federal, state or other governmental authority or regulatory body is required by law in connection with the execution and delivery of this Agreement and the other Loan Documents, or the extension of credit under this Agreement or the other Loan Documents, or, if so required, such registration has been made, and such consent or approval given or such other appropriate action taken.  (d) The loan and the interest rate applicable to Letter of Credit reimbursement obligations are not usurious.  (e) The Loan Documents create the priority of lien on or security interest in the Collateral (as defined in the Loan Documents) that is contemplated by the Loan Documents.  Commitment Fee.  Receipt by Bank of a commitment fee equal to 0.30% times the face amount of the Note.  Swap Agreement.  Evidence that Borrower has entered into a swap agreement as required pursuant to the Affirmative Covenants subparagraph entitled “Swap Agreements”, in form and substance reasonably satisfactorily to Bank.  Closing Date Compliance Certificate.  Receipt by bank of a Closing Date Compliance Certificate, in form and substance reasonably satisfactory to Bank.

CONDITIONS TO ALL ADVANCES.  The obligations of Bank to make any loan and any advances and to issue any Letters of Credit pursuant to this Agreement are subject to the satisfaction  of the following conditions precedent on the relevant advance or issuance date: (a) The representations and warranties contained in this Agreement and in the other Loan Documents shall be true and correct on and as of such advance or issuance date with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date and (b) no Default shall have occurred and be continuing: (i) on the advance date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issuance date with respect to such Letter of Credit or after giving effect to the issuance of such Letter of Credit on such date.

COUNTERPARTS.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

AMENDMENT AND RESTATEMENT; NO NOVATION.  This Agreement constitutes an amendment and restatement of the Existing Loan Agreement effective from and after the Closing Date.  The execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to Bank under the Existing Loan Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement.  On the Closing Date, the credit facilities described in the Existing Loan Agreement shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of Borrower outstanding as of such date under the Existing Loan Agreement shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.

BORROWER:

[CORPORATE SEAL]		THINK PARTNERSHIP INC.

	By:	/s/ Jody Brown
	Name:	Jody Brown
	Title:	Chief Financial Officer

BANK:

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ C. Douglass Riddle
Name:	C. Douglass Riddle
Title:	Senior Vice President